UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2018 (July 18, 2018)

Sierra Income Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Ave, 6th Floor East
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 18, 2018, Christopher M. Mathieu notified our board of directors of his intent to resign from his positions as Chief Financial Officer, Treasurer and Secretary of Sierra Income Corporation, effective as of July 24, 2018.

(c) On July 21, 2018, our board of directors appointed Richard T. Allorto, Jr., to serve as Chief Financial Officer, Treasurer and Secretary of Sierra Income Corporation, effective as of July 24, 2018.

Richard T. Allorto, Jr., 46, has served as the Chief Financial Officer of Medley Management Inc. since July 2010. Mr. Allorto has also served as the Chief Financial Officer and Secretary of Medley Capital Corporation since January 2011. Mr. Allorto previously served as Chief Financial Officer and Secretary of Sierra Income Corporation from April 2012 until November 2016. Prior to joining Medley, Mr. Allorto held various positions at GSC Group, Inc., a registered investment adviser, including, Chief Financial Officer of GSC Investment Corp, a business development company that was externally managed by GSC Group. Mr. Allorto began his career at Arthur Andersen in public accounting in 1994. Mr. Allorto is a licensed CPA and received a B.S. in Accounting from Seton Hall University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2018	SIERRA INCOME CORPORATION

	By:	/s/ Christopher M. Mathieu
Christopher M. Mathieu Chief Financial Officer